UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2019

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On March 1, 2019, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) and SK Energy LLC (“SK Energy”), a company wholly-owned by our Chief Executive Officer and director, Dr. Simon Kukes, entered into a First Amendment to Promissory Note (the “Amendment”) which amended the promissory note, in the principal amount of $7,700,000, issued by the Company to SK Energy on June 25, 2018 (the “June 2018 Note”), to provide SK Energy the right, at any time, at its option, to convert the principal and interest owed under such June 2018 Note, into shares of our common stock, at a conversion price of $2.13 per share. The June 2018 Note previously only included a conversion feature whereby the Company had the option to pay quarterly interest payments on the June 2018 Note in shares of Company common stock instead of cash, at a conversion price per share calculated based on the average closing sales price of the Company’s common stock on the NYSE American for the ten trading days immediately preceding the last day of the calendar quarter immediately prior to the quarterly payment date.

In addition, on March 1, 2019, the holders of $1,500,000 in aggregate principal amount of Convertible Promissory Notes issued by the Company on August 1, 2018 (the “August 2018 Notes”) sold their August 2018 Notes at face value plus accrued and unpaid interest through March 1, 2019 to SK Energy (the “August 2018 Note Sale”). Holders which sold their August 2018 Notes pursuant to the August 2018 Note Sale to SK Energy include an executive officer of SK Energy ($200,000 in principal amount of August 2018 Notes); a trust affiliated with John J. Scelfo, a director of the Company ($500,000 in principal amount of August 2018 Notes); an entity affiliated with Ivar Siem, a director of the Company, and J. Douglas Schick the President of the Company ($500,000 in principal amount of August 2018 Notes); and Harold Douglas Evans, a director of the Company ($200,000 in principal amount of August 2018 Notes).

Following the August 2018 Note Sale, the Company’s sole issued and outstanding debt was the (i) $7,700,000 in principal, plus accrued interest, under the June 2018 Note held by SK Energy, (ii) an aggregate of $23,500,000 in principal, plus accrued interest, under the August 2018 Notes held by SK Energy, and (iii) $100,000 in principal, plus accrued interest, under an August 2018 Note held by an unaffiliated holder (the “Unaffiliated Holder”).

Immediately following the effectiveness of the Amendment and August 2018 Note Sale, on March 1, 2019, SK Energy and the Unaffiliated Holder elected to convert all $31,300,000 of outstanding principal and an aggregate of $1,462,818 of accrued interest under the June 2018 Note and August 2018 Notes into common stock of the Company at a conversion price of $2.13 per share (the “Conversion Price” and the “Conversions”) as set forth in the June 2018 Note, as amended, and the August 2018 Notes (collectively, the “Notes”), into an aggregate of 15,381,605 shares of restricted common stock of the Company (the “Conversion Shares”). These Conversion Shares represent approximately 34.0% of the Company’s now 45,288,828 shares of issued and outstanding Company common stock after giving effect to the Conversions, with Dr. Kukes deemed to beneficially own approximately 37,296,662 shares of common stock, representing approximately 82.4% of the Company’s issued and outstanding common stock.

As a result of the Conversions, the Company now has no debt on its balance sheet.

* * * * * * * * *

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”), for the conversion of the June 2018 Note and August 2018 Notes and the issuance of shares of restricted common stock to SK Energy and the Unaffiliated Holder in connection therewith, each as described above, as the common stock was exchanged by us with SK Energy and the Unaffiliated Holder (our existing security holders) in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on March 4, 2019 regarding the matters discussed in Item 1.01 and 3.02 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	First Amendment to Promissory Note, dated March 1, 2019, entered into by and between PEDEVCO Corp. and SK Energy LLC
99.1**	Press Release dated March 4, 2019

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

Date:  March 4, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1*	First Amendment to Promissory Note, dated March 1, 2019, entered into by and between PEDEVCO Corp. and SK Energy LLC
99.1**	Press Release dated March 4, 2019

* Filed herewith.
** Furnished herewith.